Exhibit 5.1

June 9, 2008

Juma Technology Corp.
154 Toledo Street
Farmingdale, NY 11735

Re:	Registration Statement on Form SB-2 (the “Registration Statement”)

Gentlemen:

You have requested our opinion as to the legality of the issuance by you (the “Corporation”) of 6,570,465 shares of common stock, par value $.0001 per share (the “ Shares “), all as further described in the Registration Statement filed with the U.S. Securities and Exchange Commission on June 9, 2008, as amended.

As your counsel, we have reviewed and examined:

1.	The Certificate of Incorporation of the Corporation;

2.	The By-Laws of the Corporation;

3.	A copy of certain resolutions of the Corporation; and

4.	The Registration Statement, as amended, to be filed.

In giving our opinion, we have relied upon statements and certificates of officers of the Company with respect to factual matters. We have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement will be legally issued, fully paid and non-assessable.

This opinion opines upon Delaware law including the Delaware constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

No opinion is expressed herein as to the application of state securities or Blue Sky laws.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption “Experts and Counsel”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 (the “Act “) or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or prospectus within the meaning of the term “expert” as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ GERSTEN SAVAGE LLP
GERSTEN SAVAGE LLP